                                                                Exhibit 99.h(20)

                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000 by and between Safeco Life Insurance Company, and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; and Dreyfus Investment Portfolios ("Agreement") is hereby amended as of January 30, 2003, to add "Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund)" as a party to the Agreement and as follows:

(1) Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.


                                     SAFECO LIFE INSURANCE COMPANY

                                     By: /s/ SCOTT L. BARTHOLOMAUS
                                        ---------------------------------------
                                     Title: Vice President


                                     DREYFUS VARIABLE INVESTMENT FUND

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     THE DREYFUS SOCIALLY RESPONSIBLE
                                     GROWTH FUND, INC.

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     DREYFUS INVESTMENT PORTFOLIOS

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
                                     (d/b/a DREYFUS STOCK INDEX FUND)

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

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                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS

FUND NAME                                         SHARE CLASS
Dreyfus Variable Investment Fund
    Appreciation Portfolio                        Initial Class Shares
    Quality Bond Portfolio                        Initial Class Shares

Dreyfus Investment Portfolios
    MidCap Stock Portfolio                        Initial Class Shares
    Technology Growth Portfolio                   Initial Class Shares

The Dreyfus Socially Responsible Growth           Initial Class Shares
Fund, Inc.

Dreyfus Life and Annuity Index Fund, Inc.         Service Class Shares
(d/b/a Dreyfus Stock Index Fund)